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                                                                Exhibit 99(i)(1)


                PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                        1285 AVENUE OF THE AMERICAS
                          NEW YORK, NY 10019-6064







                                                February 27, 2004




Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C.  20549

      Re:   American Independence Funds Trust (the "Trust")

Dear Sir/Madam:

            As counsel to the American Independence Funds Trust, we have reviewed Post-Effective Amendment No. 28 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act and it is proposed that it will become effective immediately pursuant to paragraph (b).

            Based upon our review, we advise you that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485.

            It is our opinion that the securities being registered will when sold, be legally issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 28 and consent to the reference to our firm as Counsel in Post-Effective Amendment No. 28 to Registration No. 333-00447.


                              Very truly yours,


                              /s/_Paul,Weiss, Rifkind, Wharton & Garrison_LLP
                              -----------------------------------------------
                              Paul, Weiss, Rifkind, Wharton & Garrison LLP